UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2009
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31279 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On April 1, 2009, a three-member arbitration panel from the International Centre for Dispute Resolution issued an interim award (the “Interim Award”) rejecting all claims asserted by Digene Corporation (now Qiagen Gaithersburg, Inc.) (“Digene”) in the arbitration proceeding brought by Digene against Gen-Probe Incorporated (the “Company”) and the Company’s co-respondents F. Hoffmann-La Roche Ltd. and Roche Molecular Systems, Inc. (together, “Roche”). The arbitration proceeding concerns the Company’s supply and purchase agreement with Roche for human papillomavirus (HPV) products. The Interim Award remains subject to further proceedings related to its implementation, including requests by the Company and Roche for reimbursement of attorney’s fees and related expenses.
          A copy of the Company’s news release announcing the issuance of the Interim Award is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	News Release of Gen-Probe Incorporated dated April 1, 2009.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2009	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit
Number	Description

99.1	News Release of Gen-Probe Incorporated dated April 1, 2009.